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                AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY


     THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY ("Agreement") is entered into by NORTHGLENN PARTNERS, L.P., a California limited partnership ("Seller"), and EAGLE HARDWARE & GARDEN, INC., a Washington corporation ("Buyer").

                                    RECITALS:

     A. Seller owns certain real property, located in the City of Northglenn, County of Adams, Colorado, which is described on Exhibit A and as shown outlined in red on Exhibit B consisting of nine and two tenths (9.2) acres. Exhibit A and Exhibit B are attached hereto and made a part hereof, and which together with all water and water rights, ditch and ditch rights, all coal, oil, gas, and other minerals thereon or thereunder, and all easements, rights-of-way, and other rights appurtenant thereto and the improvements located thereon is hereinafter referred to as the "Property."

     B. The Property is a part of a commercial development commonly known as the "Mall of the Rockies" (the "Mall").

     C. Seller desires to sell to Buyer, and Buyer desires to purchase from Seller, the Property on the terms and conditions set forth below.

     NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

     1. PURCHASE AND SALE. Seller does hereby agree to sell, convey, transfer and assign to Buyer, and Buyer does hereby agree to purchase from Seller, for the consideration and subject to the terms and conditions hereinafter provided, the Property, free and clear of all deeds of trust, mortgages, taxes and special assessments whether assessed or not, security interests, encumbrances, easements, restrictions, covenants, other rights, liability, and obligations whatsoever except as hereinafter specifically identified.

     2. PURCHASE PRICE. The purchase price for the Property shall be $3,700,000, which is based on $9.23 per square foot of land. The purchase price shall be adjusted at closing based on the actual square footage as determined by the ALTA Survey and shall be payable as follows:

          (a) $100,000.00 as an earnest money deposit (the "Earnest Money"), in the form of a corporate check or wire transfer of funds which shall be deposited with Chicago Title of Colorado, Inc. (the "Title Company"), as escrow agent, no later than ten (10) days following the date when the last party executes this Agreement (the "Effective Date"). The Earnest Money shall be deposited by the Title Company in an interest bearing account. All references herein to the Earnest Money shall include all interest earned thereon; and


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          (b)  $3,600,000.00 or an amount based on the adjustment of the purchase price as set forth in Paragraph 2, in cash or wire transfer of funds to be paid by Buyer at the time and place of closing (of which the Earnest Money shall be a part).

     3. DELIVERY OF DOCUMENTS AND INFORMATION BY SELLER. On or before twenty-one (21) days following the Effective Date, Seller shall deliver the following documents and information to Buyer:

          (a) a current commitment for issuance of an ALTA Owner's Policy of Title Insurance with extended coverage for the Property together with copies of all documents listed as exceptions therein (the "Commitment"), issued by the Title Company in the amount of the purchase price. Buyer shall pay at closing the difference in cost between standard and extended coverage;

          (b) a current boundary and improvements survey of the Property complying with the standards for an ALTA/ACSM Class A survey and certified to Seller and Buyer and the Title Company (the "Survey") which shall certify the square footage of the property; and,

          (c) existing Soils Tests and/or Phase I Environmental Assessments of the Property in Seller's possession, if any.

     4.   BUYERS OBLIGATION TO PURCHASE.

          (a) By accepting this Agreement, Seller agrees that Buyer's obligations herein are conditional upon Buyer's review and approval, in its sole discretion, of the documents and instruments to be delivered to Buyer pursuant to paragraph 3, and such other inspections and evaluations as Buyer may deem necessary or advisable on or before the expiration of ninety (90) days following the Effective Date (the "Contingency Period"). Seller agrees that Buyer and its agents shall have access to the Property at all reasonable times that this Agreement is in effect for the purposes of conducting inspections, testing and/or planning activities; provided, that Buyer shall not have the right to conduct any drilling, sampling, or other invasive environmental tests without Seller's prior written consent. Buyer agrees to pay all expenses incurred in connection with such activities and inspections and to indemnify and hold Seller harmless from any and all liabilities, claims, damages, costs and expenses, including attorney's fees, incurred by or asserted against Seller with respect thereto other than claims arising from the mere discovery of hazardous substances or toxic waste in, on or under the Property. The foregoing indemnification obligation shall expressly survive the termination or expiration of this Agreement.


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          (b)  Seller further agrees that Buyer's obligations herein are conditional upon issuance of any and all required governmental approvals commonly associated with the operation of a typical Eagle Hardware & Garden home improvement center including but not limited to PUD and replat of the Property by City of Northglenn, subdivision approvals, rezoning approvals, Colorado Department of Transportation highway access and traffic signal approvals, building permits, use permits, site plan approvals, and approvals of any kind from any and all governmental agencies having jurisdiction over the Property, necessary for Buyer to develop, construct its building and site improvements and operate its business on the Property. Buyer shall use its best efforts to obtain all permits and approvals. The timing, conditions and cost of the permits and approvals (including any mitigation fees) must be satisfactory to Buyer on or before one hundred eighty (180) days following the Effective Date (the "Approval Period").

          (c) The conditions set forth in paragraph 4, and the obligations of Seller hereunder, are for the sole benefit of Buyer. Buyer may, in its sole discretion, waive the same without affecting its rights hereunder. If any of the conditions identified in paragraph 4 are not satisfied prior to the expiration of the Contingency Period or the Approval Period, whichever is applicable, Buyer may, by written notice to Seller, terminate this Agreement. Buyer's failure to deliver notification prior to the expiration of the Contingency Period or the Approval Period, whichever is applicable, shall constitute waiver of the conditions, and this Agreement shall remain in full force and effect. Notwithstanding the foregoing, Buyer shall not have the right to terminate this Agreement for the failure to obtain any permits or approvals unless Buyer has given Seller not less than thirty (30) days written notice so that Seller may assist Buyer in obtaining such permits or approvals. In the event that this Agreement is terminated, the parties shall be released of all obligations hereunder, and the Earnest Money made shall be promptly returned to buyer.

     5.   SELLER'S OBLIGATION TO SELL.

          (a) By accepting this Agreement, Buyer agrees that Seller's obligations herein are conditional upon Seller having (i) obtained possession and title to the Property pursuant to the NURA Condemnation (as defined below) on terms and conditions acceptable to Seller, in its sole discretion, and (ii) received full and final approval from all governmental authorities having jurisdiction over the Mall for the redevelopment and replatting of the Mall as may be necessary or appropriate, in Seller's sole discretion.

          (b) The conditions set forth in subparagraph 5(a), and the obligations of Buyer hereunder, are for the sole benefit of Seller. Seller may, in its sole discretion, waive the same without affecting its rights hereunder. If any of the conditions identified in subparagraph 5(a) are not satisfied within eighty-five (85) days following the Effective Date, Seller may, by written notice to Buyer, terminate this Agreement or extend for up to an additional sixty-five (65) days, the timeframe within which to satisfy such conditions. If Seller elects to extend the timeframe to satisfy the conditions in subparagraph 5(a), such extension shall extend the Contingency Period by an equal amount, without the requirement for Buyer to make the Earnest Money non-refundable or deposit additional sums hereunder as otherwise required by paragraph 4 above.


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Seller's failure to deliver notification within the prescribed period shall constitute waiver of the conditions, and this Agreement shall remain in full force and effect. In the event that this Agreement is terminated, the parties shall be released of all obligations hereunder, and all the Earnest Money shall be promptly returned to Buyer.

     6. GRADING PLAN AND PERMITS. Within thirty (30) days following the Effective Date, Seller shall provide Buyer with a grading and drainage plan sufficient for and acceptable to Buyer to begin its construction drawings ("CDs"). Buyer agrees to submit its CDs and application for building permit to the City of Northglenn within sixty (60) days following receipt of a sufficient and acceptable grading and drainage plan from Seller. If the transaction contemplated hereunder does not close due to Buyer's default, Buyer shall reimburse Seller for the cost of said grading and drainage plan, to the extent that it specifically applies to the Property.

     7. CLOSING. The closing and the transfer of the possession of the Property shall occur on or before fifteen (15) days following the issuance of any and all necessary permits and approvals as set forth in Paragraph 4b, but in no event later than two hundred and ten (210) days following the Effective Date, or such earlier date mutually agreeable to the parties, at a time and place agreed to by Seller and Buyer.

     8. TITLE INSURANCE AND SURVEY. Buyer shall have thirty (30) days following receipt of the latter of the Commitment and the Survey in which to notify Seller in writing of any objections to any exceptions, items or matters identified in the Commitment or the Survey, and Seller shall have until thirty (30) days after the receipt of such objections to correct such objections. The same thirty (30) days timeframes shall apply to any supplements, amendments or revisions to the Commitment or the Survey that introduce new exceptions, items or matters or modify previously identified exceptions, items or matters. Seller shall not be under any obligation to cure any objections of Buyer. In the event that Seller fails to cure any objections, this Agreement shall, at the option of Buyer, become null and void if Buyer elects to terminate this Agreement prior to the expiration of the Contingency Period. Buyer shall also have the right to terminate this Agreement after expiration of the Contingency Period as to any new or modified exceptions, items or matters, provided Buyer gives Seller notice of termination no later than twenty (20) days after Seller fails to cure any such objection. At closing, Seller shall pay the premium of and deliver to Buyer an ALTA Form 1970-B, as revised in 1984 (or if unavailable, the Form B-1987) of Owner's Policy of Title Insurance in an amount equal to the purchase price, issued by the Title Company, and Buyer shall be solely responsible for the cost of any endorsements requested by Buyer.

     9. REPRESENTATIONS AND WARRANTIES OF SELLER. Seller represents and warrants to Buyer as of the date of this Agreement and on the date of closing, the following shall be true and correct:

     (a) SELLER'S AUTHORITY. The execution, delivery and performance of this Agreement by Seller has been duly authorized by all requisite action on the part of Seller and will not conflict with or result in any breach of the terms of any instrument or agreement to which Seller is a party.


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          (b)  TITLE TO PROPERTY.  At Closing, Seller will have good and marketable title to the Property subject to no mortgage, pledge, lien, encumbrance, encroachment, security interest or other charge, which will not be released at or prior to the closing.

          (c) LABOR AND MATERIALS. All bills for work done or materials furnished with respect to the Property have been paid in full or will be paid in full and discharged by the date and time of closing.

          (d) LITIGATION. There is no litigation or other proceeding pending or, to the knowledge of Seller, threatened against or relating to the Property. There are no pending proceedings for condemnation of the Property, except for the NURA Condemnation, defined below. The NURA Condemnation will not diminish the size of the Property (except de minimus) nor have any effect whatsoever upon Buyer's intended use of and plans for the Property.

          (e) TAXES AND ASSESSMENTS. All general taxes payable with respect to calendar years prior to the year of closing shall have been paid on or prior to closing. All assessments due prior to closing shall have been paid on or prior to closing.

          (f) NO VIOLATIONS OF LAWS. Seller has not received any written notice from any governmental agency claiming that the Property is in violation of any laws or regulations.

BUYER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, OF, AS TO, CONCERNING, OR WITH RESPECT TO (i) THE VALUE, NATURE, QUALITY OR CONDITION OF THE PROPERTY INCLUDING, WITHOUT LIMITATION, THE WATER, SOIL AND GEOLOGY, (ii) THE SUITABILITY OF THE PROPERTY FOR ANY AND ALL ACTIVITIES AND USES WHICH MAY BE CONDUCTED THEREON, (iii) THE COMPLIANCE OF OR BY THE PROPERTY WITH ANY LAWS, RULES, ORDINANCES OR REGULATIONS OF ANY APPLICABLE GOVERNMENTAL AUTHORITY OR BODY, (iv) THE HABITABILITY, MERCHANTABILITY, MARKETABILITY, PROFITABILITY OR FITNESS FOR A PARTICULAR PURPOSE OF THE PROPERTY OR (v) ANY OTHER MATTER WITH RESPECT TO THE PROPERTY, AND SPECIFICALLY, THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS OR WARRANTIES REGARDING COMPLIANCE OF THE PROPERTY WITH ANY ENVIRONMENTAL PROTECTION, POLLUTION OR LAND USE LAWS, RULES, REGULATIONS, ORDERS OR REQUIREMENTS, OR THE DISPOSAL OR EXISTENCE, IN OR ON THE PROPERTY, OF ANY HAZARDOUS SUBSTANCES AS DEFINED BY THE COMPREHENSIVE ENVIRONMENTAL RESPONSE COMPENSATION AND LIABILITY ACT OF 1980, AS AMENDED, AND THE REGULATIONS PROMULGATED THEREUNDER. BUYER SHALL RELY SOLELY ON ITS OWN INVESTIGATION OF THE PROPERTY INCLUDING ANY INFORMATION PROVIDED OR TO BE PROVIDED BY SELLER. SELLER SHALL NOT BE LIABLE OR BOUND IN ANY MANNER BY ANY VERBAL OR WRITTEN


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STATEMENTS, REPRESENTATIONS OR INFORMATION PERTAINING TO THE PROPERTY OR THE
OPERATION THEREOF, FURNISHED BY ANY PARTY PURPORTING TO ACT ON BEHALF OF SELLER UNLESS EXPRESSLY AUTHORIZED TO DO SO BY SELLER.

     10. SELLER'S CONSTRUCTION OBLIGATIONS. Seller shall complete the following improvements as described in Exhibit C attached hereto and made a part hereof ("Seller's Construction") upon or related to the Property.

          (a) the Property shall consist of a graded to plus or minus 1/10th of an inch to the elevation shown on Buyer's grading plan for the building pad, graded to 90% compaction;

          (b) the utilities listed on Exhibit C shall be stubbed within five feet (5') of the building footprint at the locations shown on Buyer's plans for each specific utility;

          (c)  the off-site improvements identified on Exhibit C; and

          (d)  all on-site improvements identified on Exhibit C.

The Seller's Construction of items 10.(a).and 10.(b) shall be completed at Seller's sole cost and expense on or before one hundred fifty (150) days following the Closing. Seller's construction of items 10.(c) and 10.(d) shall be completed at Seller's sole cost and expense on or before one hundred twenty (120) days following closing. Seller's affirmative covenant to provide such Seller Construction shall survive Closing. If Seller does not substantially complete Seller's Construction within the applicable time periods following Closing, Buyer shall have the right, upon thirty (30) days written notice to Seller, to enter upon the Property and take all steps reasonably necessary to complete Seller's Construction unless within said thirty (30) day period Seller has substantially completed Seller's Construction. Costs incurred by Buyer in completing Seller's Construction shall be payable by Seller within ten (10) days following written demand therefor, when accompanied by documentation evidencing such costs and the full and final payment by Buyer (as evidenced by appropriate lien waivers) of all. such amounts. At closing, Seller shall obtain, at its sole cost and expense, a payment and performance bond equal to 125% of the cost to complete Seller's Construction (as mutually determined by Buyer and Seller) which will enable Buyer to make a claim thereunder if the Seller's Construction has not been substantially completed by Seller within the thirty (30) day notice and cure period set forth above.

     11.  RISK OF LOSS - CASUALTY AND CONDEMNATION.

          (a) The risk of loss or damage to the Property as a result of casualty shall be retained by Seller, provided, that if casualty delays or interferes with the completion of Seller's Construction, Seller shall have a reasonable extension of time to account for such delay or interference. In the event a casualty affecting the Property materially delays or interferes with Buyer's ability to construct its own improvements on the Property, Buyer may terminate this Agreement by written notice to Seller within thirty (30) days after Buyer is notified in writing of the nature and extent of the casualty.


                                        6

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          (b)  If any eminent domain or condemnation proceeding pertaining to all or any portion of the Property is threatened or commenced prior to closing, except for the pending condemnation initiated by the Northglenn
Urban Renewal Authority (the "NURA Condemnation"), there shall be no disposition or settlement thereof by Seller without the prior written consent of Buyer such consent not to be unreasonably withheld or delayed, and Buyer at its sole option may: (i) terminate this Agreement by written notice to Seller within 30 days of Buyer's receipt of notice of such condemnation or eminent domain proceeding, in which case all monies received hereunder shall be returned to Buyer and the parties shall have no further rights against each other; or (ii) proceed to closing and apply the proceeds received from such condemnation or eminent domain proceeding against the purchase price of the Property. If such proceeding has not been concluded as of the closing, and no money has been paid to Seller by the condemning authority, Buyer shall pay Seller the entire purchase price and all amounts thereafter awarded relating to the Property shall belong to Buyer, and Seller shall assign all of its rights therein to Buyer at closing.

          (c) Buyer acknowledges and agrees that it shall have no right to participate in the NURA Condemnation, shall have no right to any proceeds or compensation related thereto, and the NURA Condemnation shall have no effect upon the transaction contemplated by this Agreement, except as represented in paragraph 9(d) above.

     12.  TERMINATION OF AGREEMENT AND REMEDIES.

          (a) BUYER'S DEFAULT. In the event Buyer shall fail to perform Buyer's obligations hereunder, Seller shall have the option to waive such default or to terminate this Agreement by written notice to Buyer, and on such termination Seller, as its sole and exclusive remedy, shall be entitled to retain the earnest money deposit as liquidated damages. On such termination, the parties shall be discharged from any further obligations and liabilities hereunder. It is the intent of the parties notwithstanding the use of the words "Agreement," "Buyer," and "Seller," that in the event of default by Buyer, Seller's remedy, if any, shall be limited to retention of the earnest money deposit as liquidated damages. The parties have agreed that Sellers actual damages, in the event of default by Buyer, would be extremely difficult or impracticable to determine. Therefore, the parties acknowledge that the Earnest Money has been agreed upon, after negotiation, as the parties' reasonable estimate of Seller's damages if Buyer defaults.

     (b) AFTER EXPIRATION OF THE CONTINGENCY PERIOD. Buyer acknowledges that following the expiration of the Contingency Period, Seller shall undertake significant redevelopment efforts associated with the Mall. Accordingly, if Buyer willfully fails to perform its obligations hereunder at any time following the expiration of the Contingency Period (as opposed to inadvertence or a condition not being satisfied, in particular the conditions set forth in paragraph 4), Seller shall have the right to retain the Earnest Money, and in addition, shall have the right to seek recovery of its actual damages in excess of the amount of the Earnest Money, up to a maximum of $250,000.00 in the aggregate, including the Earnest Money.


                                        7

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          (c) SELLER'S DEFAULT.  In the event that Seller shall fail to perform
Seller's obligations hereunder, Buyer shall have the option to waive such default in writing, or terminate this Agreement by written notice to Seller.
In the event of termination of this Agreement due to Seller's default, the Earnest Money shall be remitted to Buyer Upon such termination and the return of the Earnest Money, the parties shall be discharged from any further obligations and liabilities hereunder, except that Buyer may seek recovery of actual damages (but not specific performance) in an amount not to exceed the Earnest Money.

          (d) Neither Seller nor Buyer shall be deemed in default hereunder unless written notice of the alleged default has been sent pursuant to paragraph 14 hereof, and ten (10) days has elapsed without the default having been cured; provided, however, that in no event shall the time to cure any default extend beyond the outside closing date set forth in paragraph 7 above.


     13. TRANSACTIONS AT CLOSING. The following transactions shall occur at closing:

          (a) DEED TO PROPERTY. A special warranty deed in form satisfactory to counsel for Buyer shall be executed and delivered to Buyer by Seller. The special warranty deed shall convey title to the Property free and clear of all taxes and assessments, except the general taxes for the year of closing, and free and clear of all liens and encumbrances, except those set forth in the Commitment as approved by Buyer in accordance with paragraph 8.

          (b) BILL OF SALE. Seller shall execute and deliver to Buyer a bill of sale covering all personal property owned by Seller and located at the Property, if any, and Buyer shall pay any sales or use tax in conjunction with transfer of such personal property to Buyer. The personal property shall be conveyed "as-is" without any warranties of any kind.

          (c) CASH. There shall be paid to Seller by Buyer the sum of $3,600,000.00 as adjusted as set forth in Paragraph 2, in cash or wire transfer of funds (subject to closing adjustments and prorations), which shall include the Earnest Money.

          (d) DOCUMENTARY STAMPS. Buyer shall pay all sums necessary for the purchase of documentary or tax stamps required to be affixed to the warranty deed under the laws of the State of Colorado.

          (e) PRORATIONS. The following items shall be prorated to the date of closing:

               (i) All general taxes (including without limitation, real and personal property taxes), special assessments, utilities, interest, insurance, service and maintenance contracts and other similar items accruing or assessed with respect to the Property or personal property located thereon. Seller shall cause all utility meters to be read as of the closing date, and Seller agrees to pay at closing all utility bills and charges accruing up to and including the date of closing; and,


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               (ii)     General taxes not assessed for the year of closing
shall be prorated on the basis of the taxes levied and assessed with respect to the calendar year prior to the year of closing, unless the valuation or mill levy for the present year is available, in which event the amounts for the year of closing shall be used. Upon reassessment, the tax prorations shall be readjusted through the date of closing. Any additional amounts owing by Buyer or Seller as a result thereof shall be paid upon demand by the other.

          (f)  TRANSFER TAXES.     Seller shall pay any excise, transfer or
conveyance taxes imposed on the sale of the Property.

     14. NOTICES. All notices required herein shall be in writing and shall be sufficient if delivered personally, sent by a nationally recognized overnight courier, with proof of receipt or if sent by registered or certified United States mail, return receipt requested, postage prepaid, addressed as described below or to such other address as the party concerned amy substitute by written notice to the other as provided herein. Buyer and Seller, and their respective counsel, hereby agree that notices may be given hereunder by the parties' respective counsel, and that if any communication is to be given hereunder by Buyer's or Seller's counsel, such counsel may communicate directly with all principals, as required to comply with the foregoing provisions.

     To Seller:               Northglenn Partners, L.P.
                              10777 West Westheimer
                              Suite 800
                              Houston, Texas 77042
                              Attention: Mark Kurtz, Executive Vice President

     with a copy to:          Brownstein Hyatt Farber & Strickland
                              410 17th Street, 22nd Floor
                              Denver, Colorado 80202
                              Attention: Bruce A. James

     To Buyer:                Eagle Hardware & Garden, Inc.
                              981 Powell Avenue S.W.
                              Renton, WA 98055
                              Attention: Richard T. Takata, President

     with a copy to:          William N. Moloney
                              5711 NE Tolo Road
                              Bainbridge Island, WA 98110


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     15.  OPERATION OF THE PROPERTY FOLLOWING CLOSING.

          (a) buyer covenants that its present good faith intent is to open an Eagle Hardware & Garden retail store of not less than 125,000 square feet
(the "Eagle Store") no later than one hundred eighty (180) days following the receipt of all approvals and permits required under section 4 above and the substantial completion of Seller's construction, whichever shall occur the later, and to operate the Eagle Store continuously (except for any circumstances beyond Buyer's control which prevent such continuous operations), with a full line of inventory and adequate staffing, for not less than ten (10) years following the Closing. Notwithstanding the foregoing, Buyer agrees that it shall, without regard to intent, continuously operate the Eagle Store for the first five (5) years after the opening thereof; provided that Buyer shall have the right to sell or lease the Property to another national retailer of similar reputation and financial condition for the primary purpose of the operation of a hardware, garden or home improvement center.

          (b) At closing, Seller and Buyer shall enter into a reciprocal easement agreement (the "REA") for the Property and the balance of the real property comprising the Mall. The REA shall be prepared by Seller and delivered in draft form to Buyer no later than sixty (60) days following the Effective Date. The REA shall provide, among other things, for (i) the common area maintenance of the Mall, which shall be assessed against Buyer based upon Buyer's land area as a percentage of the total land area of the Mall, and (ii) reciprocal ingress, egress, construction, utility and parking easements, and appropriate provisions to provide for specific "Protected Areas" of parking fronting the full length of the South, West and North sides of Buyer's store building and in the areas of Buyer's designated truck well, on grade unloading areas and customer loading area. The form of the REA shall be subject to Buyer's reasonable approval and any objections thereto shall be delivered by Buyer to Seller no later than fifteen (15) days after Buyer's receipt of the REA.

     16. BROKER'S FEE. Seller agrees to pay a brokerage fee at closing to HC Properties, Ltd. and Mile High Properties, LLC ("Mile High"). The brokerage fee payable to HC Properties, Ltd. shall be payable only if the closing occurs hereunder, and shall be in the amount $150,000. The fee payable to Mile High shall be as set forth in a separate agreement between Seller and Mile High.
Each party represents that no other broker's, finder's or similar fee or commission is due in connection with the transaction contemplated herein and hereby agrees to indemnify and hold harmless each other from any claim, expense or cost (including attorney's fees whether suit be brought or not) resulting from any claim for such fee or commission.

     17.  MISCELLANEOUS

          (a) ATTORNEY'S FEES. In the event of any litigation between Buyer or Seller concerning this transaction, the prevailing party shall be entitled to court costs and reasonable attorney's fees.


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          (b) SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  The representations and warranties of Seller as made herein shall survive the closing for a period of one (1) year thereafter.

          (c) ASSIGNMENT. Buyer shall have the right to assign this Agreement to an affiliated entity under common control with Buyer or to an unrelated entity for the purpose of engaging in a sale-leaseback or other financing arrangement provided Buyer remains secondarily liable hereunder and Buyer continues to comply with the covenants in paragraph 15(a) above.

          (d) ENTIRE AGREEMENT. This Agreement embodies all of the representations, warranties and agreements of the parties, and it may not be altered or modified, except by an instrument in writing signed by both parties.

          (e) BENEFIT OF AGREEMENT. This Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, successors and assigns.

          (f) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of the State of Colorado applicable to contracts made and performed entirely therein.

          (g) TIME OF THE ESSENCE. Time shall be of the essence with respect to performance by the parties of their respective obligations hereunder.

          (h) CAPTIONS. The captions of the paragraphs of this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, or describe the scope of this Agreement, or the intent of any provision thereof.

          (i) SEVERABILITY. In case any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision hereof, and this Agreement shall be construed as if such invalid, illegal, or unenforceable provision had never been contained herein.

          (j) CONSIDERATION. Each party agrees that the covenants and promises contained herein are good and sufficient consideration for the respective obligations required hereunder.

          (k) PROVISIONS NEGOTIATED AND INDEPENDENT. Each and every provision of this Agreement has been independently, separately and freely negotiated by the parties as if this Agreement were drafted by all parties hereto. The parties, therefore, waive any statutory or common law presumption which would serve to have this document construed in favor of, or against, either party.

     18. ACCEPTANCE. Upon execution of this Agreement by Buyer and Seller this Agreement shall become a binding contract and shall inure to the benefit of the parties and their heirs, executors or assigns. The Effective Date (the "Effective Date") of this Agreement shall be the later of Buyer's or Seller's execution date shown below.


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

     IN WITNESS WHEREOF, the parties have executed this Agreement on the dates specified below.

SELLER:                                 BUYER:

NORTHGLENN PARTNERS, L.P.                    EAGLE HARDWARE & GARDEN, INC.
a California limited partnership             a Washington corporation

By:  HRBF NORTHGLENN NO. 3, L.P.,            By: /s/ Paul B. Morris
     a California limited partnership,           -----------------------
     its General Partner                             PAUL B. MORRIS
                                             Title:  Vice President
                                                   ---------------------
     By:  Northglenn-LRP, Inc.,              Date:  September 3, 1996
          a California corporation,                ---------------------
          its General Partner

     By:  /s/ Illegible
          ----------------------------
     Its: Vice President
          ----------------------------
Date:   September 5, 1996
       -------------------------------


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

                                    EXHIBIT A

                        LEGAL DESCRIPTION of the PROPERTY




(To be provided by seller upon completion of the ALTA/ACSM Class A survey as set forth in paragraph 3(b).





                                   EXHIBIT "A"


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

                                   EXHIBIT "B"


MALL OF THE
ROCKIES
AT NORTHGLENN
DENVER COLORADO

SUMMIT COMMERCIAL
A Highridge Partners Company

                              DEVELOPMENT SYNOPSIS

                                  CRITERIA #34

                                   [SITE PLAN]


                                   EXHIBIT "B"

                                    EXHIBIT C

                        SELLER'S CONSTRUCTION OBLIGATIONS


The Obligations of Seller as set forth in paragraph 10, 10(a), 10(b), 10(c) and 10(d) shall be described herein in detail.



(To be prepared by Seller, subject to Buyer's review and acceptance by initialing, prior to attachment. Exhibit C shall be completed and approved on or before thirty (30) days following the Effective Date).



                                   EXHIBIT "C"


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